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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference of our report dated January 28, 2002, except for Note 21, as to which the date is February 11, 2002, with respect to the consolidated financial statements and schedule of Anthem, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission, which are incorporated by reference in the Anthem, Inc. Registration Statement (Form S-8) pertaining to the Employees' 401(k) Thrift Plan of Trigon Insurance Company and Trigon Insurance Company 401(k) Restoration Plan.

                      /s/ Ernst & Young LLP

Indianapolis, Indiana
July 30, 2002

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EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS